UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 30, 2012

Pershing Gold Corporation
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 705-9357

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Assignment and Assumption and Note Amendments

On March 30, 2012, Pershing Gold Corporation (the “Company”) and the original holders of the Company’s Amended and Restated Senior Secured Convertible Promissory Notes, originally issued by the Company on August 30, 2011, and amended and restated on February 23, 2012 (the “Notes”), with a current outstanding principal balance of $2,960,228.81, entered into agreements to amend the Notes (the “Note Amendments”).  Under the Note Amendments, the Notes were amended to provide a $0.35 Conversion Price (as defined in the Notes).  The original holders of the notes agreed to convert $262,500 of the Notes in exchange for an aggregate of 750,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The Company also entered into a Note Assignment and Assumption Agreement on March 30, 2012 (the “Note Assignment and Assumption Agreement”) pursuant to which the original holders assigned the remaining principal amount of the Notes to various assignees and such assignees agreed to fully convert the acquired Notes into the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”).

A Note acquired by a single larger holder in the aggregate amount of $1,100,000 was amended to allow for its conversion into the Company’s Series D Cumulative Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) at $1.00 per share (the stated value of the Series D Preferred Stock).  The terms of the Series D Preferred Stock are more fully described in the Current Report on Form 8-K filed February 24, 2012 (the “February 24th 8-K”).

As previously reported in its February 24th 8-K, on February 23, 2012, two investors acquired notes in the principal amount of $2.4 million (the “$2.4 Million Note”) and $1.6 million (the “$1.6 Million Note”), respectively, by assignment.  On March 30, 2012 the Company also amended the $2.4 Million Note and that certain amended and restated secured convertible promissory note issued on February 23, 2012 in the original principal amount of $1,015,604.00 (collectively, the “Further Notes”) to allow for the  conversion of the Further Notes into the Company’s Series D Cumulative Convertible Preferred Stock at $1.00 per share. The holder of the Further Notes agreed to fully convert the Further Notes (together with accrued and unpaid interest thereon) into Series D Preferred Stock and the holder of the $1.6 Million agreed to convert the $1.6 Million Note (together with accrued and unpaid interest thereon) into shares of Common Stock at a conversion price of $0.35 per share.

In addition, a holder of 400,000 shares of the Company’s Series D Preferred Stock converted his shares of Series D Preferred Stock into 1,153,143 shares of the Company’s Common Stock (which included accrued and unpaid dividends thereon) at a conversion price of $0.35 per share.

As a result of the foregoing transactions, as of March 30, 2012, assuming full conversion of the Notes and the conversion of the Series D Preferred Stock described above, the Company would have issued an additional 10,768,324 shares of its Common Stock and 4,546,344 shares of Series D Preferred Stock.  In addition, pursuant to the Assignment and Assumption Agreement, the Company agreed to pay the accrued and unpaid interest on the Notes in cash. The original terms and issuance of the Notes were previously reported on the Company’s Current Report on Form 8-K dated as of July 18, 2011and were issued in connection with the acquisition of the Company’s Relief Canyon Mining property.

As additional consideration for the Note conversions and related matters, holders of the Notes, in addition to receiving an adjusted Conversion Price, were issued an aggregate of 2,072,757 additional shares of restricted Common Stock and the holder of the Series D Preferred Stock was issued 1,547,023 additional shares of Series D Preferred Stock.

Series D Convertible Preferred Stock

Each Note that became convertible into Series D Preferred Stock was converted  at a conversion price of $1.00 per share (the stated value of the Series D Preferred Stock), and thereafter may be converted into Common Stock at a conversion price of $0.35 per share.  The Series D Preferred Stock contains certain restrictions on conversion if as a result thereof, the holder would be entitled to receive shares of Common Stock that together with its other holdings, would exceed 9.99% of the outstanding shares of Common Stock of the Company.

Additional Warrant and Note Conversions

On March 29, 2012, certain holders converted their outstanding warrants on a cashless basis in exchange for an aggregate of 5,892,744 shares of the Company’s Common Stock. The “VWAP” (as defined in such warrants) used in the calculation of the amount of Common Stock issuable on a cashless basis to such holders was $0.919.

After giving effect to the transactions described above all indebtedness originally issued in connection with the Relief Canyon Mine acquisition, has been converted into shares of the Company’s Common Stock or Series D Preferred Stock.

Bridge Loan

The Company is negotiating transaction documents in connection with the issuance of $500,000 of its 5% secured promissory notes (the “Bridge Note”). The Company originally received the proceeds from the Bridge Note to be issued by the Company in March 2012.  The use of proceeds of the Bridge Note was for general working capital.  The full amount of principal and accrued interest under the Bridge Note will be due and payable on a date that shall be the earlier to occur of: (x) the sale of Noble Effort Gold LLC and Arrtor Gold LLC, the Company’s wholly-owned subsidiaries (the “Gold Subsidiaries”) (or the sale of all or substantially all of the assets collectively contained in the Gold Subsidiaries) to a third party purchaser or (y) a to-be-determined date in September 2012.

On and after an Event of Default, as defined in the Note, the Note may be declared by the holder to be due and payable and the full amount thereof accelerated. In such event: (i) the entire unpaid principal balance of the Note and (ii) all interest accrued thereon, shall become immediately due and payable as the non-exclusive remedy of the Note holder. Following a default, interest on the Note will accrue at a rate of 16% per annum.

Private Placement

On April 2, 2012 the Company sold $1,505,000 of its Common Stock to 11 accredited investors pursuant to subscription agreements (the “Subscription Agreements”) at a purchase price of $0.35 per share.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

The shares of Common Stock, shares of Series D Preferred Stock and Bridge Note described in Item 1.01 above were all issued to “accredited investors”, as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

 On March 30, 2012 the Company filed an amendment to the Certificate of Designation for the Series D Preferred Stock (the “Certificate Amendment”) with the Secretary of State of the State of Nevada to increase the number of authorized shares of Series D Preferred Stock that may be issued by the Company to 6,000,000.

Item 5.07 Submission of Matters to a Vote of Security Holders

See Item 5.03 above. On March 28, 2012, a majority of the Company’s outstanding voting capital stock have authorized by written consent, in lieu of a special meeting of the Company’s stockholders, the Certificate Amendment and the filing of the Certificate Amendment with the Secretary of State of the State of Nevada.

Item 8.01 Other Events.

On April 4, 2012, the Company issued a press release announcing the transactions described above.  A copy of the press release is attached hereto as Exhibit 99.1.

The Assignors waived $264,238 of the aggregate purchase price payable by the Assignees for the Notes under the Note Assignment and Assumption Agreement. Barry Honig, a director of Pershing, as an inducement to the Assignors to agree to the foregoing waiver, agreed to permit the Assignors to acquire a minority interest in an entity which may acquire the Noble Effort Gold LLC and Arrtor Gold LLC properties from Pershing, if and when spun out by Pershing, and in connection therewith, such director agreed to personally guaranty the Assignors a minimum return on such investment.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description

3.1	Amendment to Series D Preferred Stock Certificate of Designation*

10.1	Form of Assignment and Assumption Agreement*

10.2	Forms of Note Amendments*

10.3	Series D Preferred Stock Certificate of Designation (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2012)

10.4	Form of Bridge Note Purchase Agreement**

10.5	Form of Bridge Note Security Agreement**

10.6	Form of Bridge Note**

10.7	Form of Subscription Agreement*

99.1	Press Release*
_______________________
* Filed herewith.
** To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012

Pershing Gold Corporation

By:	/s/ Stephen Alfers
Name: Stephen Alfers
Title: Chief Executive Officer

Exhibit
Number	Description

3.1	Amendment to Series D Preferred Stock Certificate of Designation*

10.1	Form of Assignment and Assumption Agreement*

10.2	Forms of Note Amendments*

10.3	Series D Preferred Stock Certificate of Designation (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2012)

10.4	Form of Bridge Note Purchase Agreement**

10.5	Form of Bridge Note Security Agreement**

10.6	Form of Bridge Note**

10.7	Form of Subscription Agreement*

99.1	Press Release*
_______________________
* Filed herewith.
** To be filed by amendment.